Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Warrant 2009-1	Void After
June 16, 2009		June 16, 2012

JAMBA, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1. FOR VALUE RECEIVED, from and after the Date of Issuance, and subject to the terms and conditions herein set forth, this Warrant is issued to NORTH POINT ADVISORS LLC or its assigns (the “Holder”) by JAMBA, INC., a Delaware corporation (the “Company”). This Warrant shall be exercisable, in whole or in part, for the Warrant Shares (as defined below) at a price per share equal to the Exercise Price (as defined below) during the term commencing on June 16, 2009 and ending at 5:00 p.m. Pacific Time on June 16, 2012 (the “Exercise Period”).

2. Definitions.

(a) “Certificate of Designation” means the Certificate of Designation with respect to the Company’s Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, each with a par value $0.001 per share, adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Delaware.

(b) “Common Stock” means the Company’s Common Stock, $0.001 par value per share.

(c) “Exercise Price” means $1.15 per share subject to adjustment under Section 7.

(d) “Purchase Agreement” means the Securities Purchase Agreement dated as of May 31, 2009 by and among the Company and the persons listed on Exhibit A thereto.

(e) “Registration Rights Agreement” means the Registration Rights Agreement dated as of June 16, 2009 by and among the Company and the Purchasers listed on Exhibit A thereto.

(f) “Reorganization Event” has the meaning ascribed to it in the Certificate of Designation.

(g) “Trading Day” has the meaning ascribed to it in the Certificate of Designation.

(h) “Warrant Shares” means the shares of Common Stock purchasable upon exercise of this Warrant. The total number of shares of Common Stock to be issued upon the exercise of this Warrant shall be 760,870 shares, subject to adjustment under Section 7.

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 1 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased; unless the Holder shall elect to net exercise this Warrant pursuant to Section 4 below.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above; provided that the Holder may make any exercise of this Warrant in accordance with Section 3(a) subject to and effective upon the consummation of a Reorganization Event. At such time, the person or persons in whose name or names any certificate for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part (but in no event later than three Trading Days), the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

4. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

X =	Y(A – B)
A

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The Weighted Average Price of one (1) Warrant Share on the date immediately preceding the date of the Notice of Exercise.

B =	The Exercise Price (as adjusted to the date of such calculations).

For purposes hereof “Weighted Average Price” means, for any security as of any date, if traded on a national securities exchange, the dollar volume-weighted average price for such security on such securities exchange during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company’s Board of Directors.

5. Registration Rights. Concurrent with the execution and delivery of this Warrant, the Company shall cause the Holder to become a party to the Registration Rights Agreement and the Holder shall be deemed the “Advisor,” as defined in the Registration Rights Agreement, and shall be entitled to all the rights, and be subject to all the obligations under the Registration Rights Agreement. The Warrant Shares shall be deemed “Registrable Securities,” as defined in the Registration Rights Agreement.

6. Covenants of the Company.

(a) Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(b) No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

7. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time or from time to time after the Date of Issuance, effect a stock split of the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased (e.g., a 2:1 stock split shall result in a decrease in the Exercise Price by  1/2 , taking into account all prior adjustments made thereto under this Section 7(a)). If the Company shall at any time or from time to time after the Date of Issuance, combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately increased (e.g., a 1:2 combination shall result in an increase in the Exercise Price by a multiple of 2, taking into account all prior adjustments made thereto under this Section 7(a)). Any adjustments under this Section 7(a) shall be effective at the close of business on the date the stock split or combination becomes effective.

(b) Adjustments for Dividends and Distributions of Common Stock. If the Company shall at any time or from time to time after the Date of Issuance, make or issue or set a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Exercise Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

(i)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(c) Adjustment for Merger or Reorganization, etc. If at any time or from time to time after the Date of Issuance there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event involving the Company (other than (i) a Reorganization Event deemed to be a Liquidation pursuant to Section 4(B) of the Certificate of Designation or (ii) as a result of a subdivision, combination or stock dividend provided for in Section 7(a) or Section 7(b) above) in which shares of Common Stock are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event as were purchasable as Warrant Shares by the Holder immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment for the value of such fractional share on the basis of the Exercise Price then in effect.

9. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

10. Legends. This Warrant and the Common Stock shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

12. Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

13. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

14. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

15. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

16. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 14):

If to the Company:

Jamba, Inc.

6475 Christie Avenue, Suite 150

Emeryville, CA 94608

Attn: Michael Fox, Senior Vice President, General Counsel

Facsimile (510) 653-0643

with copies to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121-2133

Attn: Jay Cameron Rains, Esq.

Facsimile: (858) 638-5076

and

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303-2248

Attn: Eric H. Wang, Esq.

Facsimile: (650) 833-2001

If to Holder:

At the addresses shown on the signature page hereto.

17. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (as affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of the document evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or investment fund, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such document, the Company shall (at its expense) execute and deliver in lieu of such document a new document of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated document.

18. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS HEREOF, the undersigned parties have caused this Warrant to be executed as of the date first set forth above.

COMPANY:

JAMBA, INC. a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HOLDER

NORTH POINT ADVISORS, LLC

By:
Name:
Title:

Address:

NOTICE OF EXERCISE

Jamba, Inc.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full, together with all applicable transfer taxes, if any.

Net Exercise the attached Warrant with respect to Warrant Shares.

HOLDER:

Date:		By:

Address:

Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.